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                                                                   Exhibit 10.38
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                                   AGREEMENT

     This Agreement is made and entered into by Cabletron Systems, Inc., a Delaware corporation with offices at 36 Industrial Way, Rochester, New Hampshire 03867 (the "Company") and Earle S. Humphreys of 1010 Bentwater Drive, Montgomery, TX 77356 ("Employee")

     WHEREAS, Employee has agreed that his employment with the Company and with its subsidiaries and other affiliates (collectively, the "Affiliates") will end as of February 2, 2001 (the "Separation Date"), and terminate as of July 14, 2001 (the "Termination Date") and Employee is hereby tendering his resignation from all positions he holds with the Company or any of the Affiliates.

     WHEREAS, Employee and the Company wish to fully and finally resolve any differences between them;

     Now, therefore, in consideration of the foregoing premises and of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

     1. In consideration of Employee's acceptance of this Agreement and subject to his fulfillment of all of his obligations hereunder,

         a. As severance pay, the Company will continue to pay the Employee his salary, at his final base rate of pay (a weekly rate of $4807.70), for the period through July 14, 2001 and will then pay the Employee his salary, as severance pay, for the period of twenty-nine (29) weeks (representing an aggregate sum of $139,423.30) following the Termination Date (the "Severance Pay Period"). Payments will be made in accordance with the Company's regular payroll practices. They will begin on the next regular Company payday following the effective date of this Agreement, but will be retroactive to the Separation Date.

         b. on the Separation Date, the Company will pay the Employee, at his base rate of pay, for all vacation time he has accrued, but not used, as of that date, as reflected on the books of the Company; and

         c. If Employee elects to continue his participation in the Company's medical and dental plans under the federal law known as "COBRA" following the Separation Date, then, during the Severance Pay Period or, if earlier, until the date Employee ceases to be eligible for participation under COBRA, the Company will contribute to the premium cost of Employee's coverage and that of his eligible dependents under the plans at the same rate that it contributes to the premium cost of coverage of active employees and their eligible dependents, provided that Employee pays the remainder of the premium cost by payroll deduction. After the Company's contributions end, Employee may continue coverage for the remainder of the COBRA period, if any, by paying the full premium cost plus a small administrative fee.
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     2.  All payments made to Employee by the Company under this Agreement shall be reduced by all taxes and other amounts that the Company is required to withhold under applicable law.

     3. Employee acknowledges that, except for payments to be provided him in accordance with Section 1 hereof, he has received payment in full of any and all sums which are now, or might hereafter have become, owing to him from the Company, or any of the Affiliates whether for services rendered by him during his employment with the company or otherwise, including without limitation any and all salary, vacation pay, severance pay and bonuses.

     4. Upon successful completion of the Severance Pay Period provided that all terms and conditions contained herein are met, the Company shall forgive the promissory note executed January 24, 2000 in the amount of Two Hundred Thousand Dollars and Zero Cents ($200,000.00). Any amount forgiven by the Company in 2002 will be reported to the Internal Revenue Service as taxable wages.

     5. Stock options granted Employee by the Company that are scheduled to vest on July 13, 2001 under option number 00022381 (representing the right to purchase 11,000 shares of the Company's Common Stock) will be allowed to vest, and shall be exercisable in accordance with the terms of the Company's 1998 Equity Incentive Plan. All other stock options granted Employee will be canceled as of the Separation Date.

     6. Employee acknowledges that stock options assigned to Morgan Stanley Dean Witter ("Morgan") which are vested as of the Separation Date have been released to the Employee and shall be exercisable in accordance with their terms.

     7. Employee agrees that he will return to the Company following the Separation Date, or at such earlier time or times as may be specified by the Company, any and all documents, materials and information, including copies related to the business, present or otherwise, of the Company or any of the Affiliates and all keys.

     8. Employee agrees that he hereby tenders his authorization for payroll deduction in the aggregate amount of $3,588.34, payable through bi-weekly deductions for the purchase of his "home office." The Company agrees to pay reasonable costs associated with the home office through the Termination Date, provided that the Company will not provide or pay for support services. Recognizing that his employment with the Company has separated, Employee agrees that he will not, for any purpose, attempt to access or use any computer or computer network or system of the Company or any of the Affiliates.

     9. Employee affirms his obligations under the Confidential Non-Disclosure Agreement, executed on July 13, 1998, which specified provisions, together with any provisions necessary or desirable to accomplish the purpose of those specified provisions, are hereby incorporated into this Agreement by reference.

     10. Non-Disparagement - During the Severance Pay Period and thereafter employee will not make comments, publicly or in private, verbally, in writing, or through any other media about the Company or the Affiliates or their respective subsidiaries, officers, directors or employees, that in any way disparages the Company or them or that is designed or has the effect

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of harming their interests or holding them in a lessor regard or repute. The
Company agrees that it will not make comments, publicly, verbally, in writing, or through some other media, about Employee that in any way disparages Employee or that is designed or has the effect of harming his interests or having him held in lesser regard or repute.

     11. Non-Solicitation - Employee agrees that during the Severance Pay Period and for one (1) year thereafter, he will not directly or indirectly participate in any effort whatsoever to recruit, entice, encourage or hire any current employee of the Company or any Affiliate, or employee of a company about whom Cabletron has publicly stated an intent to merge or acquire, to leave that employee's employment to join any other company as a consultant independent contractor, or employee.

     12. Non-Competition - Employee agrees that during the Severance Pay Period and, at the Company's election, for a period of six months (6) thereafter (the "Non-Compete Period"), employee will not accept a position as a consultant, independent contractor, employee, director, owner or in any other capacity with Cisco, Nortel, Tellabs, Extreme, Foundry, Juniper and any significant customers of GNTS. Employee agrees that information and experience directly acquired by employee through his employment with the Company or any affiliate would provide a material advantage to a competitor were employee to violate this section of the Agreement. The Company agrees to review potential employers for the Employee to determine potential or perceived conflicts of interest and will not withhold consent unless we conclude, in the exercise of reasonable and good faith judgment, that your employment has the risk of materially harming the business interests of the Company or one of its Affiliates.

     13. Employee agrees that, except as may be reasonably necessary in a legal proceeding to enforce his rights under this Agreement, he will not disclose this Agreement or any of its terms or provisions, directly or by implication, except to members of his immediate family and to his legal and fax advisors, and then only on condition that they agree not to further disclose this Agreement or any of its terms or provisions to others.

     14. Employee agrees to cooperate with the Company and the Affiliates hereafter with respect to all matters arising during or related to his employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement. The Company agrees to reimburse reasonable expenses actually incurred by Employee at the Company's request in connection with the rendering of such assistance.

     15. It is expressly understood and agreed that, if the Company reasonably and in good faith determines that Employee has materially violated any of his obligations under this Agreement, the Company, in addition to any other remedies to which it may be entitled by law or in equity, shall be entitled to reimbursement, upon demand, of all sums paid to Employee under Section 1 hereof and the Company shall have no further obligation to Employee thereafter. It is further expressly understood and agreed that reimbursement by the Employee pursuant to this Section shall not relieve Employee of any of his other obligations under this Agreement.

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     16.  This Agreement constitutes the entire agreement between Employee and the Company and supercedes any and all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to Employee's employment by the Company and the Affiliates, the termination of that employment and all matters pertaining thereto, excluding only those sections of the Confidentiality Non-Disclosure Agreement which are incorporated herein by reference, the Employee's rights and obligations under the Company's 1998 Equity Incentive Plan, in accordance with the terms thereof, and any other obligations which Employee may have to the Company or any of the Affiliates with respect to confidential information non-competition, assignment of intellectual property or the like under contract or applicable law. In signing this Agreement, Employee represents and affirms that he has not relied on any promises or representations, written or oral, express or implied, by anyone connected with the Company or any of the Affiliates that are not set forth expressly in the Agreement.

     17. This Agreement shall be in complete and final settlement of any and all causes of action, rights or claims that Employee has had in the past, nor has, or might now have, in any way related to or arising out of or connected with his employment by the Company or its Affiliates, or the termination thereof, pursuant to any federal, state or local law, regulation or other requirement, including without limitation Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act and the fair employment practices statutes of the state or states in which he has provided services to the Company or its Affiliates, each as may be amended. Employee, on his own behalf and on behalf of his heirs, executors, administrators, personal representatives and assigns, hereby releases and forever discharges the Company and the Affiliates and all of their respective past and present directors, officers, employees, agents, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all such causes of action, rights or claims that Employee has had in the past, now has, or might now have, in any way related to or arising out of or connected with his employment by the Company or its Affiliates, or the termination thereof, provided that this release shall not apply to any right of indemnification against third party claims pursuant to the charter, bylaws, or other similar corporate organizational documents of the Company or the Affiliates applicable to the Employee. The Company hereby releases and forever discharges Employee from any and all causes of actions, rights or claims that the Company has had in the past, now has, or might now have in any way related to Employee'' actions as an employee of the Company or the Affiliates to the extent that such claims are known or reasonably should be known as of the effective date of this Agreement by the Chief Executive Officer of the Company.

     18. In signing this Agreement, Employee represents and affirms that he does so freely and with full understanding of its terms. This Agreement, including the release of claims contained in Section 17 immediately above, contains binding legal obligations and the Company therefore encourages Employee to seek the advice of an attorney before signing this Agreement. Employee acknowledges that he has had at least twenty-one days to consider this Agreement. Employee understands that he may revoke this Agreement at any time during the seven days immediately following the date of his signing, provided that he does so in writing to Kimberly Buxton at Cabletron at the address set forth above. If he does not revoke it, then this Agreement shall take effect as a New Hampshire contract upon the expiration of that seven-day period, to be enforced under and construed in accordance with the laws of the State of New Hampshire

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without regard to the conflict of laws, provisions or principles thereof. This
Agreement may only be amended by a writing signed by Employee and an expressly authorized representative of the Company.

     19. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed the Agreement as a sealed instrument, to take effect as provided in Section 18 above.

THE COMPANY                               EMPLOYEE:

By:     /s/ Kimberly Buxton               /s/ Earle Humphreys
        -------------------------         -------------------------
        Kimberly A. Buxton, PHR           Earle S. Humphreys

Title: Sr. Director, Human Resources      Date: April 4, 2001
                                                -------------------
Date:  April 11, 2001
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